EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.



Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, NC 28255



RE: Annual Statement as to Compliance


The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer, Securities Administrator and/or Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008

/s/ Kelly Rentz
KELLY RENTZ
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2007-WMC1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

2 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2006-OPT1, Wells Fargo Bank, N.A. as Trustee

3 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2006-OPT2, Wells Fargo Bank, N.A. as Trustee

4 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2006-FFH1, Wells Fargo Bank, N.A. as Trustee

5 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2006-OPT3, Wells Fargo Bank, N.A. as Trustee

6 Pooling and Servicing Agreement for Asset Backed Funding Corporation Series
  2005-WF1, Wells Fargo Bank, N.A. as Securities Administrator